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           F&C/CLAYMORE PREFERRED SECURITIES INCOME FUND INCORPORATED

                            WILMINGTON TRUST COMPANY,
                                as Auction Agent

                             -----------------------

                          FORM OF BROKER-DEALER AGREEMENT

                           dated as of April [ ], 2003

                                   Relating to

                    Auction Market Preferred Shares ("AMPS")

     Series M7, Series T7, Series W7, Series TH7, Series F7, Series T28 and
                                   Series W28

                                       of

           F&C/CLAYMORE PREFERRED SECURITIES INCOME FUND INCORPORATED

                           ---------------------------

                MERRILL LYNCH, PIERCE FENNER & SMITH INCORPORATED


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                             BROKER-DEALER AGREEMENT

         This Broker-Dealer Agreement dated as of April __, 2003, is between WILMINGTON TRUST COMPANY, a Delaware banking corporation (the "Auction Agent") (not in its individual capacity, but solely as agent of F&C/CLAYMORE PREFERRED SECURITIES INCOME FUND INCORPORATED. (the "Fund"), pursuant to authority granted to it in the Auction Agency Agreement dated as of April __, 2003, between the Fund and the Auction Agent (the "Auction Agency Agreement"), and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED (together with its successors and assigns, "BD").

         The Fund proposes to issue seven series of auction market preferred shares, par value $.01 per share, designated Series M7 Auction Market Preferred Shares, Series T7 Auction Market Preferred Shares, Series W7 Auction Market Preferred Shares, Series TH7 Auction Market Preferred Shares, Series F7 Auction Market Preferred Shares, Series T28 Auction Market Preferred Shares and Series W28 Auction Market Preferred Shares, each series having a liquidation preference of $25,000 per share (collectively, the "AMPS"), pursuant to the Fund's Articles Supplementary (as defined below).

         The Fund's Articles Supplementary provides that for each series of AMPS then outstanding, the Applicable Rate for the AMPS for each subsequent Dividend Period shall be equal to the rate per annum that results from an Auction for outstanding shares of each series on the respective Auction Date therefor next preceding the period from and after the Date of Original Issue to and including the last day of the Initial Dividend Period. The Board of Directors of the Fund has adopted a resolution appointing Wilmington Trust Company as Auction Agent for purposes of the Auction Procedures, and pursuant to Section 2.5 of the Auction Agency Agreement, the Fund has requested and directed the Auction Agent to execute and deliver this Agreement.

         The Auction Procedures require the participation of one or more Broker-Dealers.

         NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the Auction Agent and BD agree as follows:

I.       DEFINITIONS AND RULES OF CONSTRUCTION.

         1.1 TERMS DEFINED BY REFERENCE TO THE ARTICLES SUPPLEMENTARY.

         Capitalized terms not defined herein shall have the respective meanings specified in the Articles Supplementary.

         1.2 TERMS DEFINED HEREIN.

         As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

              (a) "Articles Supplementary" shall mean the Articles Supplementary Establishing and Fixing the Rights and Preferences of Auction Market Preferred Shares of the Fund dated as of April __, 2003 specifying the powers, preferences and rights of the AMPS.

              (b) "Auction" shall have the meaning specified in Section 2.1 of the Auction Agency Agreement.

              (c) "Auction Procedures" shall mean the Auction Procedures that are set forth in Part II of the Articles Supplementary.

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              (d) "Authorized Officer" of the Auction Agent shall mean each Vice
President, Assistant Vice President and Assistant Secretary of the Auction Agent's Corporate Trust Department and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes of this Agreement in a written communication to BD.

              (e) "BD Officer" shall mean each officer or employee of BD designated as a "BD Officer" for purposes of this Agreement in a communication to the Auction Agent.

              (f) "Broker-Dealer Agreement" shall mean this Agreement and any substantially similar agreement between the Auction Agent and a Broker-Dealer.

              (g) "Settlement Procedures" shall mean the Settlement Procedures attached hereto as Exhibit D.

         1.3 RULES OF CONSTRUCTION.

         Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

              (a) Words importing the singular number shall include the plural number and vice versa.

              (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

              (c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Agreement as a whole.

              (d) All references herein to a particular time of day shall be to New York City time.

              (e) Sections I and III hereof shall be read in conjunction with the Articles Supplementary and in the event of any conflict with the Articles Supplementary, then the Articles Supplementary shall take precedence.

II.      NOTIFICATION OF DIVIDEND.

         The provisions contained in Section 3 of Part I of the Articles Supplementary concerning the notification of a Special Rate Period will be followed by the Auction Agent and BD, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

III.     THE AUCTION.

         3.1 PURPOSE; INCORPORATION BY REFERENCE OF AUCTION PROCEDURES AND SETTLEMENT PROCEDURES.

              (a) On each Auction Date, the provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Rate for the AMPS for each Dividend Period. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

              (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

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              (c) BD agrees to act as, and assumes the obligations of and limitations and restrictions placed upon, a Broker-Dealer under this Agreement. BD understands that other Persons meeting the requirements specified in the definition of "Broker-Dealer" contained in Definition (o) proceeding Part I of the Articles Supplementary may execute a Broker-Dealer Agreement and participate as Broker-Dealers in Auctions.

              (d) BD and other Broker-Dealers may participate in Auctions for their own accounts provided they are not Affiliates of the Fund. However, the Fund, by notice to BD and all other Broker Dealers, may prohibit all Broker-Dealers from submitting Bids in Auctions for their own accounts, PROVIDED that Broker-Dealers may continue to submit Hold Orders and Sell Orders.

         3.2 PREPARATION FOR EACH AUCTION.

              (a) Not later than 9:30 A.M. on each Auction Date for the AMPS, the Auction Agent shall advise BD by telephone or other electronic means of communication acceptable to the parties of the Reference Rate and the Maximum Rate in effect on such Auction Date.

              (b) The Auction Agent from time to time may, but shall not be obligated to, request BD to provide it with a list of the respective customers BD believes are Beneficial Owners of AMPS based upon inquiries of those Persons such Broker Dealer reasonably believes are Beneficial Owners as of the most recent Auction. BD shall comply with any such request, and the Auction Agent shall keep confidential any such information, including information received as to the identity of Bidders in any Auction, and shall not disclose any such information so provided to any Person other than the Fund; and such information shall not be used by the Auction Agent or its officers, employees, agents or representatives for any purpose other than such purposes as are described herein; provided, however, that the Auction Agent reserves the right and is authorized to disclose any such information if (a) it is ordered to do so by a court of competent jurisdiction or a regulatory body, judicial or quasi-judicial agency or authority having the authority to compel such disclosure or (b) it is advised by its counsel that its failure to do so would be unlawful. In the event that the Auction Agent is required to disclose information in accordance with the foregoing sentence, it shall provide written notice of such requirement to BD as promptly as practicable. The Auction Agent shall, subject to the terms of the Auction Agency Agreement, transmit any list of customers BD believes are Beneficial Owners of AMPS and information related thereto only to its officers, employees, agents or representatives who need to know such information for the purposes of acting in accordance with this Agreement, and the Auction Agent shall prevent the transmission of such information to others and shall cause its officers, employees, agents and representatives to abide by the foregoing confidentiality restrictions.

              (c) BD may inquire of the Auction Agent between 3:00 P.M. on the Business Day preceding an Auction for shares of AMPS and 9:30 A.M. on the Auction Date for such Auction to ascertain the number of AMPS in respect of which the Auction Agent has determined BD to be an Existing Holder. If BD believes it is the Existing Holder of fewer AMPS than specified by the Auction Agent in response to BD's inquiry, BD may so inform the Auction Agent of that belief. BD shall not, in its capacity as an Existing Holder of AMPS, submit Orders in such Auction in respect of AMPS covering in the aggregate more than the number of AMPS specified by the Auction Agent in response to BD's inquiry.

         3.3 AUCTION SCHEDULE; METHOD OF SUBMISSION OF ORDERS.

              (a) The Fund and the Auction Agent shall conduct Auctions for AMPS in accordance with the schedule set forth below. Such schedule may be changed at any time by the Auction Agent with the consent of the Fund, which consent shall not be withheld unreasonably. The Auction Agent shall give

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written notice of any such change to BD, which shall have the right to review such change. Such notice shall be received prior to the first Auction Date on which any such change shall be effective.

TIME                              EVENT

By 9:30 A.M.                      Auction Agent shall advise the Fund and
                                  Broker-Dealers of the Reference Rate and the Maximum Rate as set forth in Section 3.2(a) hereof.

9:30 A.M. - 1:30 P.M.             Auction Agent shall assemble information
                                  communicated to it by Broker-Dealers as
                                  provided in Section 2(a) of Part II of the Articles Supplementary. Submission Deadline is
                                  1:30 P.M.

Not earlier than 1:30 P.M.        Auction Agent shall make determinations
                                  pursuant to Section 3(a) of Part II of the Articles Supplementary.

By approximately 3:00 P.M.        Auction Agent shall advise the Fund of the
                                  results of the Auction as provided in Section
                                  3(b) of Part II of the Articles Supplementary.

                                  Submitted Bids and Submitted Sell Orders will be accepted and rejected in whole or in part and AMPS will be allocated as provided in
                                  Section 4 of Part II of the Articles
                                  Supplementary.

                                  Auction Agent shall give notice of the Auction results as set forth in Section 3.5(a) hereof.

              (b) BD may designate one or more individuals in its organization who will coordinate its procedures in connection with Auctions and purchases and sales of the AMPS.

              (c) BD agrees to maintain a list of Potential Beneficial Owners and to contact the Potential Beneficial Owners on such list on or prior to each Auction Date for the purposes set forth in Section 2 of Part II of the Articles Supplementary. Nothing herein shall require BD to submit any Order for any customer in any Auction.

              (d) BD shall submit Orders to the Auction Agent in writing in substantially the form attached hereto as Exhibit A. BD shall submit separate Orders to the Auction Agent for each Potential Beneficial Owner or Beneficial Owner on whose behalf BD is submitting an Order and shall not net or aggregate the Orders of Potential Beneficial Owners or Beneficial Owners on whose behalf BD is submitting Orders. Unless otherwise permitted by the Fund, a Beneficial Owner or an Existing Holder may sell, transfer or otherwise dispose of AMPS only in whole shares and only pursuant to a Bid or Sell Order placed with the Auction Agent in accordance with the procedures described in Part II of the Fund's Articles Supplementary or to a Broker-Dealer; provided, however, that (a) a Beneficial Owner or an Existing Holder may otherwise sell, transfer or dispose of AMPS provided that the Broker-Dealer (or other Person, if permitted by the Fund) to whom such transfer is made shall advise the Auction Agent of such transfer and (b) a sale, transfer or other disposition of AMPS from a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer as the holder of such shares to that Broker-Dealer or another customer of that Broker-Dealer shall not be deemed to be a sale, transfer or other disposition for purposes of this paragraph if such Broker-Dealer remains the Existing Holder of the shares so sold, transferred or disposed of immediately after such sale, transfer or disposition.

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              (e) BD shall deliver to the Auction Agent (i) a written notice, substantially in the form attached hereto as Exhibit B, of transfers of AMPS, made through BD by an Existing Holder to another Person other than pursuant to an Auction, and (ii) a written notice, substantially in the form attached hereto as Exhibit C, of the failure of AMPS to be transferred to or by any Person that purchased or sold AMPS through BD pursuant to an Auction. The Auction Agent is not required to accept any notice delivered pursuant to the terms of the foregoing sentence with respect to an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day next preceding the applicable Auction Date.

              (f) If any Existing Holder selling AMPS in an Auction fails to deliver such AMPS (by authorized book-entry), the BD of any Person that was to have purchased AMPS in such Auction may deliver to such Person a number of Shares of AMPS that is less than the number of Shares of AMPS that otherwise were to be purchased by such Person. In such event, the number of Shares of AMPS to be so delivered shall be determined by BD. Delivery of such lesser number of Shares of AMPS shall constitute good delivery. Upon the occurrence of any such failure to deliver Shares of AMPS, BD shall deliver to the Auction Agent the notice required by Section 3.3(e) hereof.

              (g) Notwithstanding any provision of the Auction Procedures or the Settlement Procedures to the contrary, in the event an Existing Holder or Beneficial Owner of shares of a series of AMPS with respect to whom a Broker-Dealer submitted a Bid to the Auction Agent for such shares that was accepted in whole or in part, or submitted or is deemed to have submitted a Sell Order for such shares that was accepted in whole or in part, fails to instruct its Agent Member to deliver such shares against payment therefor, partial deliveries of AMPS that have been made in respect of Potential Holders' or Potential Beneficial Owners' Submitted Bids for shares of such series that have been accepted in whole or in part shall constitute good delivery to such Potential Holders and Potential Beneficial Owners.

         3.4 NOTIFICATION OF DIVIDEND.

         The provisions contained in Section 3(b) of Part I of the Articles Supplementary concerning the notification of a Special Rate Period will be followed by the Auction Agent and BD, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

         3.5 NOTICE OF AUCTION RESULTS.

              (a) On each Auction Date, the Auction Agent shall notify BD by telephone or other electronic means acceptable to the parties of the Auction results as set forth in paragraph (1) of the Settlement Procedures. On the Business Day next succeeding such Auction Date, the Auction Agent shall notify BD in writing of the disposition of all Orders submitted by BD in the Auction held on such Auction Date.

              (b) BD shall notify each Beneficial Owner, Potential Beneficial Owner, Existing Holder or Potential Holder on whose behalf BD has submitted an Order of the Auction results, as set forth in paragraph (2) of the Settlement Procedures, and take such other action as is required of BD pursuant to the Settlement Procedures.

         If any Beneficial Owner or Existing Holder selling AMPS in an Auction fails to deliver such shares, the Broker-Dealer of any Person that was to have purchased AMPS in such Auction may deliver to such Person a number of whole shares of AMPS that is less than the number of shares that otherwise was to be purchased by such Person. In such event, the number of AMPS to be so delivered shall be determined by such Broker-Dealer. Delivery of such lesser number of shares shall constitute good delivery. Upon the occurrence of any such failure to deliver shares, such Broker-Dealer shall deliver to

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the Auction Agent the notice required by Section 3.3(e)(ii) hereof.
Notwithstanding the foregoing terms of this Section 3.5(b), any delivery or non-delivery of AMPS which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 3.3(e) hereof. The Auction Agent shall have no duty or liability with respect to enforcement of this
Section 3.5(b).

         3.6 SERVICE CHARGE TO BE PAID TO BD.

              (a) No later than 12:00 Noon on the Business Day next succeeding each Auction Date, the Auction Agent shall pay to BD from moneys received from the Fund an amount equal to: (a) in the case of any Auction Date immediately preceding a Dividend Period of less than one year, the product of (I) a fraction the numerator of which is the number of days in such Dividend Period (calculated by counting the first day of such Dividend Period but excluding the last day thereof) and the denominator of which is 360, times (ii) 1/4 of 1%, times (iii) $25,000, times (iv) the sum of (A) the aggregate number of AMPS placeD by BD in the applicable Auction that were (x) the subject of a Submitted Bid of a Beneficial Owner submitted by BD and continued to be held as a result of such submission and (y) the subject of a Submitted Bid of a Potential Beneficial Owner submitted by BD and were purchased as a result of such submission plus (B) the aggregate number of AMPS subject to valid Hold Orders (determined in accordance with Section 2 of Part II of the Articles Supplementary) submitted to the Auction Agent by BD plus (C) the number of AMPS deemed to be subject to Hold Orders by Beneficial Owners pursuant to Section 2 of Part II of the Articles Supplementary that were acquired by BD for its own account or were acquired by such Beneficial Owners through BD; and (b) in the case of any Auction Date immediately preceding a Special Rate Period of one year or longer, that amount as mutually agreed upon by the Fund and BD, based on the selling concession that would be applicable to an underwriting of fixed or variable rate preferred shares with a similar final maturity or variable rate dividend period, at the commencement of such Special Rate Period.

         For purposes of subclause (a)(iv)(C) of the foregoing sentence, if any Beneficial Owner who acquired AMPS through BD transfers those shares to another Person other than pursuant to an Auction, then the Broker-Dealer for the shares so transferred shall continue to be BD, PROVIDED, HOWEVER, that if the transfer was effected by, or if the transferee is, a Broker-Dealer other than BD, then such Broker-Dealer shall be the Broker-Dealer for such shares.

              (b) Notwithstanding any provision of the Auction Procedures or the Settlement Procedures to the contrary, in the event BD is an Existing Holder with respect to any AMPS and the Auction Procedures provide that BD shall be deemed to have submitted a Sell Order in an Auction with respect to such shares if BD fails to submit an Order in that Auction with respect to such shares, BD shall have no liability to any Person for failing to sell such shares pursuant to such a deemed Sell Order if (i) such shares were transferred by the Beneficial Owner thereof without notification of such transfer in compliance with the Auction Procedures or (ii) BD has indicated to the Auction Agent pursuant to Section 3.2(c) of this Agreement that, according to BD's records, BD is not an Existing Holder of such shares.

         IV. The Auction Agent.

         4.1 Duties and Responsibilities.

              (a) The Auction Agent is acting solely as agent for the Fund hereunder and owes no duties, fiduciary or otherwise, to any Person, other than the Fund, by reason of this Agreement.

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              (b) The Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in the Agreement or the Auction Agency Agreement, and no implied covenants or obligations shall be read into the Agreement against the Auction Agent.

              (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties under the Agreement. Anything in this Agreement to the contrary notwithstanding, in no event shall the Auction Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to loss of profits), even if the Auction Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

              (d) The Auction Agent shall: (i) not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own; and
(ii) not be responsible for or liable in any respect on account of the identity, authority or rights of any person executing or delivering or purporting to execute or deliver any document under this Agreement other than its employees or agents.

         4.2 Rights of the Auction Agent.

              (a) The Auction Agent may conclusively rely and shall be protected in acting or refraining from acting upon any communication authorized hereby and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document reasonably believed in good faith by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized hereby which the Auction Agent reasonably believes in good faith to have been given by the Fund or by a Broker-Dealer. The Auction Agent may record telephone communications with the Fund or with the Broker-Dealers or both.

              (b) The Auction Agent may consult with counsel satisfactory to the Fund and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

              (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

              (d) The Auction Agent may, with the prior consent of the Fund, perform its duties and exercise its rights hereunder either directly or, with the consent of the Fund, by or through agents or attorneys and shall be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it.

              (e) The Auction Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, it being understood that the Auction Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

         V. MISCELLANEOUS.

         5.1 TERMINATION.

         Any party may terminate this Agreement at any time upon five days' prior written notice to the other party; provided, however, that if the Broker-Dealer is Merrill Lynch, Pierce, Fenner & Smith

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Incorporated, neither Merrill Lynch, Pierce, Fenner & Smith Incorporated nor the
Auction Agent may terminate this Agreement without first obtaining the prior written consent of the Fund, which shall not be unreasonably withheld. This Agreement shall automatically terminate upon the redemption of all outstanding AMPS or upon termination of the Auction Agent Agreement.

         5.2 FORCE MAJEURE.

         Neither party to this Agreement shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; acts of terrorism; epidemics; riots; interruptions, loss or malfunctions or utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the parties shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

         5.3 PARTICIPANT IN SECURITIES DEPOSITORY; PAYMENT OF DIVIDENDS IN SAME-DAY FUNDS.

              (a) BD is, and shall remain for the term of this Agreement, a member of, or a participant in, the Securities Depository (or an affiliate of such a member or participant).

              (b) BD represents that it (or if BD does not act as Agent Member, one of its affiliates) shall make all dividend payments on the AMPS available in same-day funds on each Dividend Payment Date to customers that use BD (or its affiliate) as Agent Member.

         5.4 AGENT MEMBER.

         At the date hereof, BD is a member, or a participant of the Securities Depository (or an affiliate of such a member or participant).

         5.5 COMMUNICATIONS.

         Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party at its address or telecopier number set forth below:

If to the Auction Agent,
addressed to:                        Wilmington Trust Company
                                     1100 North Market Street
                                     Wilmington, Delaware 19890-1615
                                     Attn: Corporate Trust Administration
                                     (Tom Morris)
                                     Telecopier No.: (302) 636-4140
                                     Telephone No.: (302) 636-6432


If to the BD,
addressed to:                        Merrill Lynch, Pierce, Fenner & Smith
                                     Incorporated.

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                                     4 World Financial Center
                                     New York, New York  10080
                                     Attn: Frances Constable
                                     Telecopier No.: (212) 449-2761
                                     Telephone No.: (212) 449-4940

         or such other address or telecopier number as such party hereafter may specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer and on behalf of the Auction Agent by an Authorized Officer. BD may record telephone communications with the Auction Agent.

         5.6 ENTIRE AGREEMENT.

         This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, between the parties relating to the subject matter hereof.

         5.7 BENEFITS.

         Nothing in this Agreement, express or implied, shall give to any person, other than the Fund, the Auction Agent and BD and their respective successors and permitted assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

         5.8 AMENDMENT; WAIVER.

                  (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

                  (b) Failure of either party to this Agreement to exercise any right or remedy hereunder in the event of a breach of this Agreement by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

         5.9 SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of BD and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party.

         5.10 SEVERABILITY.

         If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

         5.11 EXECUTION IN COUNTERPARTS.

         This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         5.12 GOVERNING LAW.

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         This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said state.

         5.13 JURISDICTION.

         Each party hereto agrees that any Federal court of the United States of America sitting in the State of New York, and any appellate court thereof, is to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and accordingly any legal action or proceedings arising out of or in connection with this Agreement ("Proceedings") may be brought in such courts. For such purposes, each party hereto irrevocably submits to the jurisdiction of such courts and waives any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission shall not limit the right of any party hereto to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                     WILMINGTON TRUST COMPANY, As Auction Agent
                                     By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                     MERRILL LYNCH, PIERCE, FENNER & SMITH
                                     INCORPORATED

                                     By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT A

                            WILMINGTON TRUST COMPANY
                                AUCTION BID FORM

SUBMIT TO:                                             ISSUE:
---------                                              -----
WILMINGTON TRUST COMPANY                               F&C/CLAYMORE PREFERRED SECURITIES INCOME FUND INCORPORATED
1100 North Market Street                               Auction Market Preferred Shares, Series M7, Series T7,
Wilmington, Delaware 19890-1615                        Series W7, Series TH7, Series F7, Series T28 and Series W28
Attn: Corporate Trust Administration (Tom Morris)      ("AMPS")
Telecopier No.: (302) 636-4140
Telephone No.: (302) 636-6432



The undersigned Broker-Dealer submits the following Order on behalf of the Bidder listed below:

Name of Bidder:
               ----------------------------

                                BENEFICIAL OWNER

Shares of Series now held                            HOLD
                         -------------------             --------------
                                                     BID at rate of
                                                                   -------------
                                                     SELL
                                                          --------------



                           POTENTIAL BENEFICIAL OWNER

                                            # of shares of Series
                                                                 ---------------
                                            BID at rate of             Notes:
                                                           -----------

     (1) If submitting more than one Bid for one Bidder, use additional Auction Bid Forms.

     (2) If one or more Bids covering in the aggregate more than the number of outstanding shares held by any Beneficial Owner are submitted, such bid shall be considered valid in the order of priority set forth in the Auction Procedures on the above issue.

     (3) A Hold or Sell Order may be placed only by a Beneficial Owner covering a number of shares not greater than the number of shares currently held.

     (4) Potential Beneficial Owners may make only Bids, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Beneficial Owner, each Bid submitted shall be a separate Bid with the rate specified.

     (5) Bids may contain no more than three figures to the right of the decimal point (.001 of 1%). Fractions will not be accepted.

     (6) An Order must be submitted in whole shares of AMPS with an aggregate liquidation preference of $25,000.


                MERRILL LYNCH, PIERCE FENNER & SMITH INCORPORATED

                             ------------------------------------------
         Authorized Signature
                             ------------------------------------------

                                    EXHIBIT B

  (Note: To be used only for transfers made other than pursuant to an Auction)

                                  TRANSFER FORM

         Re: F&C/CLAYMORE PREFERRED SECURITIES INCOME FUND INCORPORATED Auction Market Preferred Shares ("AMPS")

We are (check one):

         [  ]     the Existing Holder named below;

         [  ]     the Broker-Dealer for such Existing Holder; or

         [  ]     the Agent Member for such Existing Holder.

         We hereby notify you that such Beneficial Owner has transferred _________ Series ___ AMPS to __________________________________



                                                 ------------------------------
                                                 (Name of Existing Holder)


                                                 ------------------------------
                                                 (Name of Broker-Dealer)


                                                 ------------------------------
                                                 (Name of Agent Member)



By:
     ---------------------------------------
     Printed Name:
     Title:

                                    EXHIBIT C

          (Note: To be used only for failures to deliver or to pay for
                        AMPS sold pursuant to an Auction)

                         NOTICE OF A FAILURE TO DELIVER

         We are a Broker-Dealer for _____________________ (the "Purchaser"), which purchased _______ Series ___ AMPS of F&C/CLAYMORE PREFERRED SECURITIES INCOME FUND INCORPORATED in the Auction held on ____________________ from the seller of such shares.

         We hereby notify you that (check one):

______ the Seller failed to deliver such shares to the Purchaser.

______ the Purchaser failed to make payment to the Seller upon delivery of such shares.


                                     Name:
                                              -----------------------------
                                              MERRILL LYNCH, PIERCE FENNER
                                              & SMITH INCORPORATED


                                     By:
                                              -----------------------------
                                              Printed Name:
                                              Title:

                                    EXHIBIT D

                              SETTLEMENT PROCEDURES

         The following summary of Settlement Procedures sets forth the procedures expected to be followed in connection with the settlement of each Auction and will be incorporated by reference in the Broker-Dealer Agreement.

         1. On each Auction Date, the Auction Agent shall notify by telephone, facsimile or other means of electronic communication acceptable to the Broker-Dealers that participated in the Auction held on such Auction Date and submitted an Order on behalf of any Beneficial Owner or Potential Beneficial Owner of:

              (a) the Applicable Rate fixed for the next succeeding Dividend Period;

              (b) whether Sufficient Clearing Bids existed for the determination of the Applicable Rate;

              (c) if such Broker-Dealer (a "Seller's Broker-Dealer") submitted a Bid or Sell Order on behalf of a Beneficial Owner, the number of AMPS, if any, to be sold by such Beneficial Owner;

              (d) if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Beneficial Owner, the number of AMPS, if any, to be purchased by such Potential Beneficial Owner;

              (e) if the aggregate number of AMPS to be sold by all Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid or a Sell Order exceeds the aggregate number of AMPS to be purchased by all Potential Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers (and the name of the Agent Member, if any, of each such Buyer's Broker-Dealer) acting for one or more purchasers of such excess number of AMPS and the number of such shares to be purchased from one or more Beneficial Owners on whose behalf such Broker-Dealer acted by one or more Potential Beneficial Owners on whose behalf each of such Buyer's Broker-Dealers acted;

              (f) if the aggregate number of AMPS to be purchased by all Potential Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid exceeds the aggregate number of AMPS to be sold by all Beneficial Owners on whose behalf such Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker Dealers (and the name of the Agent Member, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess number of AMPS and the number of such shares to be sold to one or more Potential Beneficial Owners on whose behalf such Broker-Dealer acted by one or more Beneficial Owners on whose behalf each of such Seller's Broker-Dealers acted; and

              (g) the Auction Date of the next succeeding Auction with respect to the AMPS.

         2. On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Beneficial Owner or Potential Beneficial Owner shall:

              (a) in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, instruct each Potential Beneficial Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Beneficial Owner's Agent Member to pay to such Broker-Dealer (or its

Agent Member) through the Securities Depository the amount necessary to purchase the number of AMPS to be purchased pursuant to such Bid against receipt of such shares and advise such Potential Beneficial Owner of the Applicable Rate for the next succeeding Dividend Period;

              (b) in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Beneficial Owner on whose behalf such Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Beneficial Owner's Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the number of AMPS to be sold pursuant to such Order against payment therefor and advise any such Beneficial Owner that will continue to hold AMPS of the Applicable Rate for the next succeeding Dividend Period;

              (c) advise each Beneficial Owner on whose behalf such Broker-Dealer submitted a Hold Order of the Applicable Rate for the next succeeding Dividend Period;

              (d) advise each Beneficial Owner on whose behalf such Broker-Dealer submitted an Order of the Auction Date for the next succeeding Auction; and

              (e) advise each Potential Beneficial Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the Auction Date for the next succeeding Auction.

              (f) On the basis of the information provided to it pursuant to (a) above, each Broker-Dealer that submitted a Bid or a Sell Order on behalf of a Potential Beneficial Owner or an Beneficial Owner shall, in such manner and at such time or times as in its sole discretion it may determine, allocated any funds received by it pursuant to (b)(i) above and any AMPS received by it pursuant to (b)(ii) above among the Potential Beneficial Owners, if any, on whose behalf such Broker-Dealer submitted Bids, the Beneficial Owners, if any, on whose behalf such Broker-Dealer submitted Bids that were accepted or Sell Orders, and any Broker-Dealer or Broker-Dealers identified to it by the Auction Agent pursuant to (a)(v) or (a)(vi) above.

         3.  On each Auction Date:

              (a) each Potential Beneficial Owner and Beneficial Owner shall instruct its Agent Member as provided in (b)(i) or (ii) above, as the case may be;

              (b) each Seller's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) pay through the Securities Depository to the Agent Member of the Beneficial Owner delivering shares to such Broker-Dealer pursuant to (b)(ii) above the amount necessary to purchase such shares against receipt of such shares, and (B) deliver such shares through the Securities Depository to any Buyer's Broker-Dealer (or its Agent Member) identified to such Seller's Broker-Dealer pursuant to (a)(v) above against payment therefor; and

              (c) each Buyer's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) pay through the Securities Depository to any Seller's Broker-Dealer (or its Agent Member) identified pursuant to (a)(vi) above the amount necessary to purchase the shares to be purchased pursuant to (b)(i) above against receipt of such shares, and (B) deliver such shares through the Securities Depository to the Agent Member of the purchaser thereof against payment therefor.

         On the day after the Auction Date:

              (a) each Bidder's Agent Member referred to in (d)(i) above shall instruct the Securities Depository to execute the transactions described in
(b)(i) or (ii) above, and the Securities Depository shall execute such transactions;

              (b) each Seller's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in (d)(ii) above, and the Securities Depository shall execute such transactions; and

              (c) each Buyer's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in (d)(iii) above, and the Securities Depository shall execute such transactions.

If a Beneficial Owner selling AMPS in an Auction fails to deliver such shares (by authorized book-entry) a Broker-Dealer may deliver to the Potential Beneficial Owner on behalf of which it submitted a Bid that was accepted a number of whole AMPS that is less than the number of shares that otherwise was to be purchased by such Potential Beneficial Owner. In such event, the number of AMPS to be so delivered shall be determined solely by such Broker-Dealer. Delivery of such lesser number of shares shall constitute good delivery. Notwithstanding the foregoing terms of this paragraph (f), any delivery or non-delivery of shares which shall represent any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the provisions of the Auction Agent Agreement and the Broker-Dealer Agreements.